Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-133220, 333-136120 and 333-154449), Form S-4 (Nos. 333-97727 and 333-117914), and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046, 333-97729, 333-100426, 333-107832, 333-117913, 333-127971, 333-129072, 333-136118, 333-140942, 333-143880, 333-149131, 333-149132, 333-151851 and 333-155314) of eBay Inc. of our report dated February 19, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
San Jose, CA
February 19, 2009